Exhibit 23.2

Onestop Assurance PAC
10 Anson Road
#13-09 International Plaza
Singapore 079903
Email: audit@onestop-ca.com
Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated August 22, 2023, with respect to the consolidated financial statements of U Power Limited for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ OneStop Assurance PAC

OneStop Assurance PAC

November 17, 2023